UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                            FORM 8-K AMENDMENT NO. 1



                                 CURRENT REPORT

     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934



Date of Report (Date of earliest event reported) April 13, 1998; Amended July 23 1998 (October 8, 1997)




                 ENVIRONMENTAL REMEDIATION HOLDING CORPORATION
             (Exact name of registrant as specified in its charter)





          Colorado                     0-17325                   88-0218499
(State or other jurisdiction         (Commission                (IRS Employer
       of incorporation)             file number)            Identification No.)




                              3-5 Audrey Avenue
                               Oyster Bay, NY                           11771
                    (Address of principal executive offices)          (Zip Code)



Registrant's telephone number, including area code: (516) 92-4170

Item 2. Acquisition or Disposition of Assets

     Environmental Remediation Holding Corp. acquired certain assets of Unita Oil & Gas, Inc., a subsidiary of Coconimo S.M.A., Inc. Attached as an exhibit are the audited financial statements of Coconimo S.M.A., Inc. as of May 31, 1997.



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                   Environmental Remediation Holding Corporation
                                                    (Registrant)



Dated: July 23, 1998


                                                        By: /s/ Noreen G. Wilson
                                                                Noreen G. Wilson
                                                                Vice President

Exhibit 1



                                                     CONTENTS


Accountants' report............................................................3

Consolidated Balance Sheets....................................................4

Consolidated Statements of Operations..........................................6

Consolidated Statement of Stockholders' Equity.................................7

Consolidated Statements of Cash Flows..........................................8

Notes to Consolidated Financial Statements.....................................9

                          CROUCH, BIERWOLF & CHISHOLM
                          Certified Public Accountants
                          50 West Broadway, Suite 1130
                           Salt Lake City, Utah 84101
 A Partnership of                                       Office (801) 363-1175
Professional Corporations                                 Fax (801) 363-0615
 Brent E. Crouch,CPA,PC                            Brent's Mobile (801) 971-0404
Nephi J. Bierwolf, CPA, PC                         Nephi's Mobile (801) 971-0405
Todd D. Chisholm, CPA, PC                           Todd's Mobile (801) 699-2180
  ----------------------------------------------------------------------------

To the Board of Directors and Stockholders of Coconimo S.M.A., Inc.

We have audited the accompanying consolidated balance sheets of Coconimo S.M.A., Inc. and subsidiaries as of May 31, 1997 and 1996 and the related consolidated statements of operations, stockholders' equity and cash flows for the year ended May 31, 1997 and for the eleven months ended May 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statement based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining , on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respect, the financial position of Coconimo S.M.A., Inc. and subsidiaries as of May 31, 1997 and 1996 and the result of its operations and cash flows for the year ended May 31, 1997 and the eleven months ended May 31, 1996 in conformity with generally accepted accounting principles.



/s/Crouch, Bierwolf & Chisholm
Salt Lake City, Utah
November 15, 1997


  ----------------------------------------------------------------------------
            MEMBER AMERICAN INSTITUTE OF CPAS, SEC PRACTICE SECTION,
                          AND UTAH ASSOCIATION OF CPAS

                              Coconimo S.M.A., Inc.
                           Consolidated Balance Sheet

                                                                                    May 31,               May 31,
                                                                                      1997                  1996
                                                                               ------------------    ------------------
ASSETS
Current Assets
     Cash                                                                      $            1,869    $           29,615
     Accounts receivable                                                                  172,847               107,012
     Accounts receivable - related party                                                        -                 2,189
     Inventory                                                                            288,754               514,573
     Prepaid expenses                                                                      80,000                96,000
     Other assets                                                                          13,700                 1,207
                                                                               ------------------    ------------------
        Total Current Assets                                                              557,170               750,596
                                                                               ------------------    ------------------
Property Plant and Equipment
     Property and disposal well                                                           225,000                     -
     Equipment                                                                            119,708                 9,163
     Accumulated depreciation                                                            (49,285)               (1,413)
                                                                               ------------------    ------------------
        Total Property, Plant and Equipment                                               295,423                 7,750
                                                                               ------------------    ------------------
Other Assets
     Intangible assets - net of amortization                                               87,846                40,353
     Net assets and discontinued operation                                                882,344                     -
     Prepaid expense - non current                                                              -                80,000
                                                                               ------------------    ------------------
        Total Other Assets                                                                970,190               120,353
                                                                               ------------------    ------------------
TOTAL ASSETS                                                                   $        1,822,783    $          878,699
                                                                               ==================    ==================











                                   (Continued)

                              Coconimo S.M.A., Inc.
                     Consolidated Balance Sheet (continued)

                                                                                    May 31,              May 31,
                                                                                      1997                 1996
                                                                               ------------------   ------------------
LIABILITIES

Current Liabilities
     Accounts payable                                                          $          397,695   $          809,046
     Accounts payable - related party                                                           -               27,836
     Accrued liabilities                                                                  341,809               20,075
     Note payable - related party                                                          95,179               17,500
                                                                               ------------------   ------------------
        Total Current Liabilities                                                         834,683              874,457
                                                                               ------------------   ------------------

                             STOCKHOLDERS' EQUITY

Preferred Stock, $.001 par value;
     10,000,000 shares authorized;
      4,800 and 13,143 shares issued and
      outstanding at May 31, 1997 and
      1996, respectively                                                                        5                   13
CommonStock,  $.001 Par  Value;  50,000,000  Shares  Authorized;  5,160,294  and
      3,874,796 Shares issued and outstanding
      at May 31, 1997 and 1996, repectively                                                 5,160                3,875
Less: Common Stock Subscriptions Receivable                                                     -             (147,000)
Additional paid-in capital                                                              3,153,598              703,914
Accumulated Deficit                                                                    (2,170,663)            (556,560)
                                                                               ------------------   ------------------
Total Stockholders' Equity                                                                988,100                4,242
                                                                               ------------------   ------------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                     $        1,822,783   $          878,699
                                                                               ==================   ==================





    The accompanying notes are an integral part of these financial statements

                              Coconimo S.M.A., Inc.
                      Consolidated Statement of Operations

                                                                              Year ended             Year ended
                                                                                May 31,               May 31,
                                                                                 1997                   1996
                                                                          -------------------   --------------------
Revenue                                                                   $         1,393,614   $            959,938

Cost of goods sold                                                                    724,669                743,160
                                                                          -------------------   --------------------
Gross profit                                                                          668,945                216,778
                                                                          -------------------   --------------------
General Expenses
     General and administrative                                                     1,238,617                263,211
     Loss on judgement and legal fees                                                 261,077                      -
     Depreciation and amortization                                                    197,854                 19,060
                                                                          -------------------   --------------------
          Total General Expenses                                                    1,697,548                282,271
Other Expenses
     Other expense                                                                     27,285                      -
     Interest expense                                                                  59,495                  8,637
Loss of rework of hats                                                                      -                406,253
Loss of exchange asset                                                                      -                 30,000
                                                                          -------------------   --------------------
Net Loss from Continuing Operations                                               (1,115,383)              (510,383)
Loss on discontinued operations                                                     (498,720)                      -
Provision for income taxes                                                                  -                    100
                                                                          -------------------   --------------------
NET LOSS                                                                  $       (1,614,103)   $          (510,483)
                                                                          ===================   ====================
NET LOSS PER SHARES                                                       $        (0.33)       $        (0.20)
                                                                          ===================   ====================
WEIGHED AVERAGE SHARES                                                              4,835,413              2,493,347
OUTSTANDING
                                                                          ===================   ====================

    The accompanying notes are an integral part of these financial statements

                              Coconimo S.M.A., Inc.
                 Consolidated Statement of Stockholders' Equity

                                       Preferred Stock     Common Stock          Additional
                                                                               Paid-in Capital  Subscriptions   Accumulated
                                                                                                 Receivable       Deficit
                                                                               --------------- --------------- --------------
                                       Shares   Amount   Shares    Amount
                                       ------- -------- ---------- ----------
Balance at July 1, 1995                      - $         2,111,898 $    2,112 $        46,378  $            - $     (46,077)

Issued Shares for cash                                   1,500,000      1,500          12,000

Issued shares for acquisition of Douglas
Financial Services                      15,600       16                               281,984

Issued stock for cash                                       35,000         35          73,465

Convert preferred stock to common
 stock                                  (2,457)      (3)    34,398         34              31

Issued shares for services                                  24,500         25          36,725

Issued shares for subscription receivable                   98,000         98         146,902       (147,000)

Issued shares for directors services                        50,000         50          74,950

Issued stock for reduction of note                          21,000         21          31,479

Net loss for the eleven months ended
May 31, 1996                                                                                                     (510,483)
                                       ------- -------- ---------- ---------- --------------- --------------- --------------
Balance at May 31, 1996                 13,143 $     13  3,874,796 $    3,875 $       703,914 $     (147,000) $    (556,560)
                                       ------- -------- ---------- ---------- --------------- --------------- --------------
Subscription Receivable Received                                                                    147,000

Issued stock for Payables                                   33,500         33          64,192

Issued Stock to Ad-HaTTeRs directors
and key employees for services                              27,000         27          40,423

Issued stock per option agreement                          559,196        559         559,227

Issued stock for Acquisition of
       Enviro-Tec disposal well                            100,000        100         329,900

Issued stock for Acquisition of Uinta Oil
and Gas                                                    160,000        160         527,840

Issued stock for reduction of debt                          14,000         14          20,986

Issued stock to Pine Valley Exploration for
increase in working interest in Oil and Gas
properties                                                 250,000        250         824,750

Convert preferred stock to common      (8,343)      (8)    116,802        117           (109)

Issued stock for product distribution
     rights and consulting fees                             25,000         25          82,475
Net loss for Year ended May 31, 1997                                                                             (1,614,103)
                                       ------- -------- ---------- ---------- --------------- --------------- --------------
Balance at May 31, 1997                  4,800 $      5  5,160,294 $    5,160 $     3,153,598  $              $  (2,170,663)
                                       ======= ======== ========== ========== =============== =============== ==============

    The accompanying notes are an integral part of these financial statements

                              Coconimo S.M.A., Inc.
                      Consolidated Statement of Cash Flows
                       For the year ended May 31, 1997 and
                        Eleven months ended May 31, 1996

                                                                                 1997                  1996
                                                                          -------------------  --------------------
Cash Flows From Operating Activities :
     Net Loss                                                             $       (1,614,103)  $          (510,483)
     Adjusted for non-cash items :
          Depreciation and amortization                                               235,798                19,060
          Stock issued for expenses                                                   104,615               214,648
          Loss on exchange of asset                                                         -                30,000
Changes in operating assets and liabilities net of effects from acquisitions:
          Inventory                                                                   239,594             (514,573)
          Accounts receivable                                                        (16,459)             (108,703)
          Other current assets                                                          1,267                     -
          Deposits and prepaid expenses                                                16,000                 (309)
          Accounts payable                                                          (101,703)               793,979
          Accrued expenses                                                            343,422                11,251
          Increase in income taxes payable                                                  -                   100
          Increase in accrued interest payable                                              -                 8,535
                                                                          -------------------  --------------------
Net cash (Used) by Operating Activities                                             (791,569)                56,495
                                                                          -------------------  --------------------

Cash Flow from Investing Activities:
          Purchase of equipment                                                             -               (1,709)
          Cash obtained from acquisitions                                              57,627                     -
                                                                          -------------------  --------------------
Net provided by (used) in Investing Activities                                         57,627               (1,709)
                                                                          -------------------  --------------------

Cash Flows From Financing Activities
          Cash borrowed from related party                                                  -                 9,000
           Issuance of common stock for cash                                          706,196                73,500
                                                                          -------------------  --------------------
Net provided by Financing Activities                                                  706,196                82,500
                                                                          -------------------  --------------------

Net Increase/(Decrease) in Cash                                                      (27,746)                24,296

Cash and Cash Equivalents at Beginning of Period                                       29,615                 5,319
                                                                          -------------------  --------------------

Cash and Cash Equivalents at End of Period                                $             1,869  $             29,615
                                                                          ===================  ====================

Supplemental Cash Flow Information :
               Cash paid for :
                Interest                                                  $            48,895    $                -
                Income taxes                                              $                 -    $                -

    The accompanying notes are an integral part of these financial statements

                     Coconino S.M.A., Inc. and Subsidiaries
                   Notes to Consolidated Financial Statements

NOTE 1 -  Summary of Significant Accounting Policies

a        Principles of consolidation

         The accompanying consolidated financial statements include the accounts of Coconino S.M.A., Inc. (The Company or Coconino) and its wholly owned subsidiaries.

         The results of operation are included for Enviro-Tec Well Services, Inc. (Enviro-Tec) and Uinta Oil & Gas, Inc, (Uinta) since the acquisition date on September 1, 1996.

         All  material   intercompany   transactions   and  balances  have  been
         eliminated.

b        Accounting year end

         During 1996, the Company changed its year end from June 30 to May 31 for financial reporting.

c        Use of estimates

         The preparation of the Company's consolidated financial statements in accordance with generally accepted accounting principles requires the use of estimates and management's judgment. While all available information has been considered, actual amounts could differ from those reported as assets and liabilities and related revenues, costs and expenses and the disclosed amount of contingencies.

d        Cash and cash equivalents

         The Company considers all highly liquid investments with maturities of three months or less to be cash equivalents.

e        Depreciation, depletion and amortization

         Property, plant and equipment are stated at cost. Equipment having a useful life in excess of one year is capitalized. The cost is depreciated over the estimated useful life of the asset which is between 5 and 7 years. Depletion of the cost of producing oil and gas properties, and related drilling and development costs are amortized over the life of the well.

f        Recognition of revenue

         The Company recognizes income and expenses on the accrual basis of accounting.

                     Coconino S.M.A., Inc. and Subsidiaries
                   Notes to Consolidated Financial Statements

g        Earnings (loss) per share

         The computation of earnings per share of common stock is based on the average number of shares outstanding at the date of the financial statements.

NOTE 2 -  Acquisitions and Significant Agreements

         Ad-HaTTeRs was incorporated on March 24, 1995 under the laws of the State of Utah. Its primary business is to manufacture and market hat-shaped and other trademarked products as air fresheners. Ad-HaTTeRs and Coconino entered into a plan and agreement of reorganization on July 15, 1995, effective June 30, 1995 whereby Coconino acquired all the outstanding common stock of Ad-HaTTeRs and, in exchange, Ad-HaTTeRs shareholders received newly-issued restricted common shares of Coconino, representing approximately 95% of the outstanding shares after reorganization. Prior to reorganization, Coconino had disposed or otherwise discontinued all of its previous operations. As a result, Coconino had no other business operations or material assets as of the date of reorganization.

         The reorganization was accounted for as a capitalization of Ad-HaTTeRs, whereby the accompanying fiscal 1996 financial statements, which include the historical financial statements of Ad-HaTTeRs, were restated to reflect 2,000,000 shares of restricted common stock outstanding prior to the reorganization. In addition, using the purchase method of accounting, the 111,889 shares of common stock held by the Coconino shareholders prior to the reorganization were accounted for as having been issued by Ad-HaTTeRs in exchange for the assumption of the net liabilities of Coconino. The net liabilities assumed amounted to $1,510 and were recorded at their historical cost.

         In August 1996, the Company acquired a Disposal Well by issuing 100,000 shares of restricted common stock valued at $330,000. The Disposal Well has a Class II permit from the State of Utah and E.P.A. to dispose of any liquid produced from oil and/or gas wells. The stock issued resulted in the Company's 100% ownership in Enviro-Tec Well Services, Inc. which was later renamed Enviro-Tec,Inc. Had the acquisition occurred at the beginning of the years presented, unaudited proforma consolidated net sales and results of continuing operations would be seen as follows:

                                                             Fiscal Year
                                                         1997            1996
         Net Sales                                    $240,355         $230,550
         Gain (loss) from continuing operations       $ 27,000         $ 25,550

         Uinta Oil and Gas, Inc. was incorporated on January 31, 1991 under the laws of the State of Utah, with its primary business being the exploration, drilling and operations of oil and gas wells in the Uinta Basin. On September 12, 1996, Coconino acquired 100% of the common stock of Uinta for 160,000 shares of restricted common stock. Uinta has 23 oil and gas wells

                     Coconino S.M.A., Inc. and Subsidiaries
                   Notes to Consolidated Financial Statements

NOTE 2 - Acquisitions and Significant Agreements (continued)

         which are held jointly with other parties and oil and gas leasehold acreage of approximately 11,800 acres. Uinta's interest in the oil and gas properties range from 62.5% to 75%. In May 1997, the Company made a decision to sell Uinta (see Note 11).

         On October 14, 1996, Uinta entered into a "Participation Agreement" with Pine Valley Exploration, Inc., (PV) and Blue Ridge Oil and Gas Exploration, Inc. (BR). The Participation Agreement amended a previous agreement between the parties whereby Uinta obtained a 62.5% interest in four initial reentry wells instead of 15% interest in these wells under a previous agreement. In addition, Uinta retained a 75% interest in all other producing wells as opposed to PV's 225% interest. The acreage covered by this agreement was increased to 18,960 acres.
         Coconino issued 250,000 shares of restricted common stock to PV to increase its interest in the properties defined under the Participation Agreement. The total value the Company paid for Uinta and the related "Participation Agreement" was $1,353,000 in common stock.

         The Company's acquisitions have been accounted for as purchases. Accordingly, allocations of the total acquisition costs to the net assets acquired were made based on the fair value of such assets and liabilities at the respective dates of acquisition and resulted in goodwill of $54,193 and $758,879 for Enviro-Tec and Uinta, respectively.

NOTE 3 - Inventory

         Inventory is recorded at the lower cost or market using the first-in, first-out method.

                                                   May 31, 1997     May 31, 1996
                  Raw Materials                 $       172,104  $       283,276
                  Finished Goods                        116,650          231,297
                                               ---------------- ----------------
                                                $       288,754  $       541,573
                                               ================ ================
NOTE 4 - Prepaid Expenses

         A contract with a public relations firm was entered into on March 29, 1996. The contract requires public relations services to the Company through March 1998. Preferred stock valued at $192,000 was issued for the public relations services. Unamortized prepaid public relations services at May 31, 1997 were $80,000.

NOTE 5 - Intangible Assets, Net of Amortization
                                                                   Amortization
                            May 31, 1997        May 31, 1996          Period
                            ------------        ------------       ------------
     Organization Costs $         23,000   $          29,000          5 years
     Trademark                    10,653              11,353         17 years
     Goodwill - Enviro-Tec        54,193                   -         15 years
                            ------------        ------------
     Total Intangibles  $         87,846   $          40,353
                            ============        ============

         Amortization expense of $37,944 was recorded for Goodwill from the Uinta purchase. Goodwill of $720,935 from Uinta was included in net assets of discontinued operations for Uinta at May 31, 1997.

                     Coconino S.M.A., Inc. and Subsidiaries
                   Notes to Consolidated Financial Statements

NOTE 6 - Notes Payable - Related Party
                                                   May 31, 1997     May 31, 1996
         Note payable to shareholder;
         Interest at 24% per annum;
         due on demand; unsecured                  $          -     $        500

         Note payable to shareholder;
         Interest at 24% per annum;
         due on demand; unsecured                             -           14,500

         Note payable to officer;
         Interest at 24% per annum;
         due on demand; unsecured                             -            2,500

         Notes payable to 3 shareholders;
         due on demand; no stated interest
         rate;                                           95,179                -
                                                   ------------     ------------
         Total Notes Payable                       $     95,179     $     17,500
                                                   ============     ============

NOTE 7 - Provision for Income Taxes

         Coconino had cumulative net operating loss carryforward of approximately $2,100,000 on May 31, 1997, expiring at various times through 2012. No provisions for income taxes have been recorded due to the net operating loss carryforward. No federal income taxes have been accrued.

NOTE 8 - Related Party Transactions

         Coconino issued 25,000 shares of restricted common stock to Mont L. Crosland for financial public relations services and the product distribution rights to Indian Jewelry. Mont L. Crosland was a shareholder of the Company at the time of this agreement.

                     Coconino S.M.A., Inc. and Subsidiaries
                   Notes to Consolidated Financial Statements

NOTE 9 -  Commitments and Contingencies

         On January 27, 1996, Ad-HaTTeRs filed an action against Michael J. Chunka and AIM Tecate, Inc. for recovery of a substantial number of hat-shaped air fresheners and damages resulting from the defendant's breach of contract. The amount sought in this action was approximately $1.2 million. Ad-HaTTeRs recovered the hat-shaped air fresheners subsequent to filing this lawsuit and recorded a $406,253 loss in fiscal 1996 on rework required to these hat-shaped air fresheners. The complaint alleged the defendant, who was contracted to assemble and package goods for Ad-HaTTeRs, failed to produce goods that met Ad-HaTTeRs quality control standards, overbilled for goods and failed to deliver goods for which Ad-HaTTeRs prepaid. In response to the complaint, AIM Tecate, Inc., and others filed a counterclaim against Ad-HaTTeRs. A judgment by the California Superior Court, County of San Diego, ruled against Ad-HaTTeRs in the sum of $125,190 in unpaid invoices, lost profits and interest and $75,000 as punitive damages. Ad-HaTTeRs has made demand upon their liability insurance carrier, West American Insurance Company (West American), for payment of its legal expenses in this lawsuit.

         In June 1996, the Company entered into a stock transaction that gave a shareholder the option to purchase one million shares of the Company's common stock at $1.00 a share. The shareholder exercised his option and began making payments for the one million shares in the summer of 1996. As of May 31, 1997, the Company had received approximately $559,000 from this shareholder. Because the shareholder had failed to pay for the balance of the shares, the Company canceled 440,804 shares previously issued to this shareholder, leaving 559,196 shares issued under this option. This shareholder currently disputes the cancellation of shares previously issued to him, claiming he is entitled to additional shares for services performed and loans to the Company. However, the Company has no agreement with this shareholder other than the option agreement and is considering pursuing a claim against this shareholder for damages from breach of contract for approximately $250,000. Management believes no significant losses will be incurred as a result of any claims by this shareholder.

NOTE 10 - Subsequent events

         In  May  1997,  the  Company  settled  a  dispute  with  "former  Uinta shareholders" and entered into an agreement to sell its Uinta operations and assets. Effective September 29, 1997, the Company entered into an agreement with Environmental Remediation Holding Corporation (ERHC), a public company, for the sale of its Uinta oil and gas properties. Under the agreement, the Company received 495,000 shares of ERHC restricted common stock. The

                     Coconino S.M.A., Inc. and Subsidiaries
                   Notes to Consolidated Financial Statements

NOTE 10 - Subsequent Events (continued)

         restriction on this stock expires evenly over three date; December 31, 1998, March 30, 1999 and June 30, 1999. ERHC also guaranteed a minimum trading price of $2.00 a share for this stock. In addition, the Company received 123,000 shares of its common stock from the former Uinta shareholders. In turn, the former Uinta shareholders received 123,750 shares of ERHC stock, repurchased the remainder of Uinta Oil and Gas, Inc. from the Company, and received $250,000 immediately to pay existing Uinta debt and a commitment within the ERHC purchase agreement that 4% of ERHC's gross production receipts from these properties would be paid to Uinta's indebtedness up to $677,000. The Company estimates a gain on disposal of its Uinta operations in fiscal 1998 of $69,000. The net assets of the discontinued operations at May 31, 1997 are included in the consolidated balance sheet as a single amount which consists primarily of receivables, fixed assets, including oil and gas properties, goodwill, accounts payable and accrued liabilities.

         In August 1997, the Company's Board of Directors approved a Stock Option Plan reserving 2,400,000 shares for future grants to Directors, consultants and employees. Options can generally be granted at market value on the date of grant and are exercisable at dates determined by the Board of Directors. In October 1997,. the Board of Directors granted options to purchase 2,000,000 shares of stock to Directors, consultants and employees at $.15 a share. Of these options, 25% are exercisable immediately, with the remaining 75% becoming exercisable at the anniversary of the grant date over three years These options expire in ten years.

         Subsequent to year end, the Company has issued the following shares of stock:

                                                             Issue Price       Value of
         Number of Shares         Issued For                   of Stock      Shares Issued

            7,500,000          LPS Acquisition              $       0.56     $   4,200,000
            4,861,851         Cash and note receivable              0.12           561,783
            2,791,250          Consulting services                  0.21           578,138
              163,002         Preferred stock exchange
                             Partial interest purchase in
              680,000            various companies                  0.08            56,025
            1,540,000            Debt retirement                    0.10           160,538

          In September 1997, the Company acquired LPS, Ltd. from Financial Potential Corporation (FPC) for 7,500,000 shares of the Company's common stock. LPS, Ltd. is a new company with no prior operational history that was formed in September 1997 by FPC. In exchange for its shares, the Company received net assets totaling approximately $4.2 million. The primary component of this asset is inventory of SeaSoil, valued at $4.2 million. SeaSoil is the trade name for a natural licensed agricultural mineral that replenishes the essential secondary and micro nutrients in depleted soil. LPS, Ltd. is also marketing its proprietary financial and mortgage marketing concept to mortgage companies and homeowners.
                                       14
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